Exhibit 99.1

BioCardia Reports Third Quarter 2024 Business Highlights and Financial Results

Sunnyvale, Calif. – November 13, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the third quarter of 2024 and filed its quarterly report on Form 10-Q for the three and nine months ended September 30, 2024 with the Securities and Exchange Commission. The Company will also hold a conference call at 4:30 PM ET today in which it will discuss business highlights. Following management’s formal remarks, there will be a question-and-answer session.

Recent Business Highlights

CardiAMP® autologous cell therapy in ischemic heart failure of reduced ejection fraction (BCDA-01)

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The FDA accepted our plans for completing patient follow-up in the CardiAMP Heart Failure Trial this year. The last protocol specified follow-up visit in the trial has been completed. Study exit visits and data monitoring with source data verification to prepare for data lock are expected to be completed in the fourth quarter of 2024. Final data transfer to the independent Statistical Analysis Core at the University of Wisconsin is expected soon thereafter for top line data release in the first quarter of 2025. We intend to request a meeting with the FDA to discuss the results with respect to approvability of the CardiAMP Cell Therapy System soon after we have the data.

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A submission to Japan’s Pharmaceutical and Medical Device Agency (PMDA) has been completed responding to PMDA’s previous questions on the approvability of the CardiAMP Cell Therapy System in Japan based on U.S. data. A PMDA consultation is scheduled to take place in late November as preparation for a subsequent clinical consultation after results from the CardiAMP Heart Failure Trial are available. Should the study’s results meet expectations, there is potential for approval based on this and previous clinical data.

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The FDA also approved a protocol amendment for the confirmatory CardiAMP® Heart Failure II Trial, which is expected to considerably increase the number of patients eligible for the trial.  Multiple consented patients are in the screening queue and study sites are being actively onboarded.

CardiAMP autologous cell therapy in chronic myocardial ischemic with refractory angina (BCDA-02)

●	The last patient enrolled into the open-label roll-in cohort was treated in late August 2024. We expect the primary endpoint data at six months to be available in the first quarter of 2025.

CardiALLO Cell Therapy in Ischemic Heart Failure (BCDA-03)

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We received FDA approval to enroll patients without requiring them to have been excluded from the CardiAMP Heart Failure Trial. The last patient in the low-dose cohort is expected to be enrolled in the fourth quarter of 2024.

Morph Access Innovations

●	The FDA approved the 510(k) of our steerable introducer sheath product family for cardiac, aorto-ostial, and peripheral clinical indications in August 2024.

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The patented Morph® DNA™ Steerable Introducer product family now has FDA market clearance to provide a pathway through which medical instruments, such as balloon dilatation catheters, guidewires, or other therapeutic devices, may be introduced into the peripheral vasculature or chambers and coronary vasculature of the heart.

●	The clearance covers an array of sixteen products in lengths of 30, 45, 71, and 90 centimeters in 5, 6, 7, and 8 French introducer sheath equivalent diameters.

●	Marketing materials are available on the Company’s website in preparation for commercial release of the initial products.

Business

●	$7.2 million upsized public offering closed in September 2024.

“I am conservatively optimistic about the CardiAMP Heart Failure Trial final data that we will soon have,” said BioCardia CEO Peter Altman, Ph.D. “Due to its promise, the available interim data is attracting leading heart failure cardiologists’ participation in the confirmatory CardiAMP Heart Failure II study. Realization of this promise has the potential to result in the world’s first approved cardiac cell therapy for the treatment of ischemic heart failure of reduced ejection fraction.”

Third Quarter 2024 Financial Results:

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Research and development expenses were approximately $931,000 for the three months ended September 2024 compared to approximately $1.9 million for the three months ended September 2023 following the completion of enrollment in the CardiAMP Cell Therapy Heart Failure Trial in the second half of 2023.

>	Selling, general and administrative expenses were approximately $825,000 for the three months ended September 2024 compared to approximately $1.1 million for the three months ended September 2023.

>	Our net loss was approximately $1.7 million for the three months ended September 2024, compared to approximately $2.6 million for the three months ended September 2023.

ANTICIPATED UPCOMING MILESTONES AND EVENTS:

>	BCDA-01: CardiAMP Autologous Cell Therapy for Ischemic Heart Failure

-	Q4 2024: PMDA consultation

-	Q4 2024: Data lock CardiAMP Heart Failure I Trial

-	Q4 2024: Enrollment in the CardiAMP Heart Failure II Trial

-	Q1 2025: Top line data and submission to FDA and Japan’s PMDA

>	BCDA-02: CardiAMP Autologous Cell Therapy in Chronic Myocardial ischemic

-	Q2 2025: Primary endpoint data at six months for the open-label roll-in cohort

>	BCDA-03: CardiAllo Allogeneic Cell Therapy in Inflammatory Ischemic Heart Failure

-	Q4 2024: Completion of enrollment in the low-dose cohort

-	Q1 2025: DSMB safety readout for the low-dose cohort

>	Helix Biotherapeutic Delivery Business

-	Q1 2025: Biotherapeutic delivery partnership revenues and new partner

>	Morph Access Innovations Business

-	Q4 2024: Commercial release of first products

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLOTM allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its HelixTM biotherapeutic delivery and Morph® vascular navigation platforms. The CardiAMP Cell Therapy Trial for Heart Failure has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services. For more information visit: www.BioCardia.com.

Conference call access:

Participants can register for the conference by navigating to https://dpregister.com/sreg/10194429/fdf5f0e427. Please note that registered participants will receive their dial-in number upon registration. For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730 and ask to be connected to the BioCardia call. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fmwk6hNm.

A webcast replay of the call will be available approximately one hour after the end of the call at the above links. To access the replay internationally, please use the link https://services.choruscall.com/ccforms/replay.html. A telephonic replay of the call will be available and may be accessed by calling 1-877-344-7529 (domestic), 1-412-317-0088 (international) or 855-669-9658 (Canada) by using access code 6220156.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment in our clinical trials, the availability of data from our clinical trials, filings and communications with the FDA and Japan’s Pharmaceutical and Medical Device Agency, FDA and Japanese product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, the expected benefits of our intellectual property, future prospects, regulatory timelines, and other statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements and overall market conditions. We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control. Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent the development of our therapeutic candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

BioCardia, Inc.

Condensed Consolidated Statements of Operations
(Unaudited in thousands, except share and per share amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2024	2023	2024	2023
Revenue:
Collaboration agreement revenue	$—	$357	$58	$464
Costs and expenses:
Research and development	931	1,872	2,972	6,570
Selling, general and administrative	825	1,083	2,766	3,454
Total costs and expenses	1,756	2,955	5,738	10,024
Operating loss	(1,756)	(2,598)	(5,680)	(9,560)
Other income (expense):
Total other income, net	19	24	30	61
Net loss	$(1,737)	$(2,574)	$(5,650)	$(9,499)

Net loss per share, basic and diluted	$(0.61)	$(1.79)	$(2.65)	$(6.87)

Weighted-average shares used in computing net loss per share, basic and diluted	2,827,492	1,441,043	2,129,258	1,382,070

BioCardia, Inc.

Selected Balance Sheet Data

(amounts in thousands)

	September 30,	December 31,
	2024(1)	2023(1)

Assets:
Cash and cash equivalents	$4,930	$1,103
Other current assets	126	358
Property, plant and equipment and other noncurrent assets	1,211	1,526
Total assets	$6,267	$2,987
Liabilities and Stockholders’ Deficit
Current liabilities	$2,840	$3,608
Operating lease liability - noncurrent	674	982
Total stockholders’ deficit	2,753	(1,603)
Total liabilities and stockholders’ deficit	$6,267	$2,987

(1) September 30, 2024 amounts are unaudited. December 31, 2023 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on March 27, 2024.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120